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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-152892 and no. 333-152890) and Form S-8 (No. 333-122326) of Assured Guaranty Ltd. of our report dated March 1, 2011, except for the restatement discussed in Note 2 to the consolidated financial statements and the matters described in the penultimate paragraph of Management's Responsibility for Financial Statements and Internal Control Over Financial Reporting as to which the date is October 31, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York

October 31, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM